Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***]

LSI INDSTRIES INC.

FISCAL YEAR 2020

SHORT TERM INCENTIVE PLAN

Effective : August 21, 2020

LSI INDUSTRIES INC.

FISCAL YEAR 2020

SHORT TERM INCENTIVE PLAN

Effective August 21, 2020

The Fiscal Year 2020 Short Term Incentive Plan (STIP) is designed to motivate employees to achieve the LSI Industries Inc. (Company) fiscal year 2020 (FY20) operating plan and its Adjusted EBITDA and Net Sales objectives. The STIP has been approved by the Company’s Compensation of the Board of Directors Committee (Compensation Committee). The FY20 STIP provides for the payment of cash incentive awards to employee’s if the stated Adjusted EBITDA and Net Sales metrics set forth herein are achieved.

1.

Bonus Potential. The bonus potential is a percentage payout based on the Company’s attainment of the FY2020 financial metrics for Adjusted EBITDA and Net Sales. The STIP sets for a threshold (or minimum), target and maximum goals to be achieved in FY20 for each metric. If the threshold amount is not achieved for any performance metric, there shall be no payout under such metric.

1.1	Adjusted EBITDA Component

Threshold: [***]

Target:       [***]

Maximum: [***]

1.2	Net Sales Component.

Threshold: [***]

Target:       [***]

Maximum: [***]

2.	Performance Mix. The STI payout shall be based eighty percent (80%) on achievement of the Adjusted EBITDA metric and twenty percent (20%) on achievement of the Net Sales metric.

3.

Payout Potential by Employee Group. Each employee shall be assigned to a position category for purposes of administration of the STIP. The bonus amount is based on a percentage of the employee’s base salary or annual hourly wages. An employee may not be moved to a different position category unless a formal request has been submitted and approved by the CEO. The threshold, target and maximum potential payout for each category of employee is set forth in the table below.

	Threshold Achievement	Target Achievement	Maximum Achievement

Category

B6 CEO	[***]	[***]	[***]

B5A Senior Executives	[***]	[***]	[***]

B5B Executives	[***]	[***]	[***]

B4 Executives	[***]	[***]	[***]

B3 Managers	[***]	[***]	[***]

B2 Salaried	[***]	[***]	[***]

B1 Hourly	[***]	[***]	[***]

The actual LTIP award payout will be interpolated between the percentages set forth in the above chart based on actual results.

Notwithstanding anything in this STIP to the contrary, an adjustment shall be made to the above stated thresholds, targets and maximums by multiplying by said percentages by [***].

4.	Retention of Discretion. The Compensation Committee maintains the discretion to award additional bonuses.

5.	Examples. Examples of the manner in which the payout shall be calculated under the FY20 STIP are set forth on the attached Exhibit “1”.

6.	General Terms and Conditions. The following terms and conditions govern the STIP:

A.

The STIP covers all employees of the Company and its subsidiaries except for certain sales employees who participate in individual commission-based or quota-based bonus plans unique to such employees’ sales territory or vertical. An employee who participates in a commission-based or a quota-based bonus plan is not eligible to participate in the STIP, except as permitted in the discretion of the CEO.

B.

STIP incentive award payments to Named Executive Officers and other Corporate Officers shall be approved by the Company’s Compensation Committee. The CEO may make discretionary modifications of the calculated STIP incentive award of non-Named Executive Officers and Corporate Officers to decrease or increase an employee’s bonus for special objectives or subjective circumstances. An employee must be employed on the date of the payment of the STIP in order to be eligible to receive a STIP payment.

C.	Definitions:

“Adjusted EBITDA” is defined as the Company’s consolidated earnings before interest, taxes, depreciation and amortization expenses as adjusted for certain unusual or non-recurring items. The Company’s Adjusted EBITDA will be as reported in the Company’s Annual Report on Form 10-K for tFY20 and as approved by the Compensation Committee.

“Net Sales” is the number reported as such in the Company’s financial statements.

“Retire” means to retire from the Company at or after the age of 65 or after the later of the age 55 and ten years of service.

D.

The Company’s fiscal year commences July 1st and concludes on June 30th. Employees hired after July 1st and before April 1st will have their STIP prorated to the number of days employed in the fiscal year. Employees hired after March 31st will not be eligible to participate in the STIP.

E.

At the discretion of the CEO in consultation with the SVP of Human Resources, any type of lengthy leave of absence could result in a pro-rata reduction of the calculated award. Leaves of absence may include time away from work for reasons of short-term disability, FMLA leave, military leave, or other leave of absence.

F.

If an employee Retires or becomes disabled (as defined by Social Security) or deceased during the fiscal year, the Company may consider a pro-rated incentive award payment based upon the actual amount of base salary received during the fiscal year prior to the date of retirement, disability or death.

G.

STIP Incentive award payments can be subject to assignment laws and other laws that require payment of the incentive award to other than the employee (IRS tax levies, child support arrearages, etc.). The Company will comply with all such applicable assignment laws.

H.

The STIP does not create or imply the existence of a contract of employment. The Company reserves the right to amend, reduce, modify, interpret or discontinue all or any part of the STIP with or without reason as the Compensation Committee deems advisable in its sole and absolute discretion.

I.	An employee’s actual base salary paid on the last day of FY20 shall be used to calculate the incentive amount that may be awarded under the STIP.

Exhibit “1”

[***]

EXAMPLE 1

[***]

EXAMPLE 2

[***]

EXAMPLE 3

[***]